For period ending  September 30, 2001

File number 811-09745
	Exhibit 77Q1



CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
PAINEWEBBER MANAGED INVESTMENTS TRUST

The undersigned, being Vice President and Secretary of PaineWebber Managed Investments Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Amended and Restated Declaration of Trust in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 9, 2001, and that the amendment will be effective on June 4, 2001.

RESOLVED, that the Amended and Restated Declaration of Trust dated November 19, 1997 be, and it hereby is, amended to change the name of the Trust from "PaineWebber Managed Investments Trust" to "Brinson Managed Investments Trust" in the following manner:

The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

		NAME

	Section 1.  This Trust shall be known as "Brinson Managed
Investments Trust."

	Section 2(b) of Article I of the Amended and Restated
Declaration of Trust is hereby amended to read as follows:

			Section 2.

	(b)	The "Trust" refers to Brinson Managed Investments
Trust, and reference to the Trust, when applicable to one or more
Series of the Trust, shall refer to any such Series;

	Schedule A of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

			Series of the Trust
			PaineWebber High Income Fund
		Brinson Strategy Fund




Dated: May 10, 2001
			__/s/ Amy R. Doberman____________
								Amy R. Doberman
							    Vice President and Secretary


New York, New York (ss)

On this 10th day of May, 2001, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


				___/s/ Evelyn De Simone___________
								Notary Public



For period ending  September 30, 2001

File number 811-09745  	Exhibit 77Q1

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED DECLARATION OF TRUST
OF
BRINSON MANAGED INVESTMENTS TRUST
I, Amy R. Doberman, Vice President and Secretary of Brinson Managed Investments Trust ("Trust"), hereby certify that the board of trustees of the Trust adopted the following resolutions at meetings held on May 9, 2001 and September 20, 2001, and that the amendment to the Amended and Restated Declaration of Trust becomes effective on November 5, 2001:
Resolutions Adopted on May 9, 2001:
RESOLVED, that, pursuant to Section 1 of Article III of the Trust's Declaration of Trust, the unlimited number of shares of beneficial interest of the Series of the Trust known as "Brinson Strategy Fund" ("Fund") established as Class B shares, including all issued and outstanding Class B shares of the Fund as of the close of business on the effective date, be renamed Sub-Class B-1 shares; and be it further
RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-2 shares; and be it further RESOLVED, that an unlimited number of shares of beneficial interest of the Fund be established as Sub-Class B-3 shares; and be it further RESOLVED, that all Class B shares of the Fund (including all Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares), together with the Class A shares, Class C shares and Class Y shares of the Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares and Sub-Class B-3 shares into Class A shares.
RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, amended and restated to reflect the change in the name of the Fund's Sub-Class B-1 shares, the establishment of Sub-Class
B-2 shares and Sub-Class B-3 shares and the conversion of Sub-Class
B-2 shares and Sub-Class B-3 shares into Class A shares; and be it further.
RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.
Resolutions Adopted on September 20, 2001:
RESOLVED, that an unlimited number of shares of beneficial interest of each of the Series of the Trust known as "Brinson Strategy Fund" and "Brinson Equity Focus Fund" (each, a "Fund") be established as Sub-Class B-4 shares; and be it further
RESOLVED, that all Class B shares of a Fund (including all Sub-Class
B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class
B-4 shares), together with the Class A shares, Class C shares and Class Y shares of that Fund, represent interests in the assets of only that Fund and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth in Schedule A with respect to the conversion of Sub-Class B-1 shares, Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares; and be it further
RESOLVED, that Schedule A of the Declaration of Trust be, and it hereby is, further amended and restated to reflect for each Fund the establishment of Sub-Class B-4 shares and the conversion of Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares into Class A shares of the same Fund, such amended and restated
Schedule A also to incorporate all applicable prior changes made to Schedule A; and be it further.
RESOLVED, that the foregoing resolutions shall become effective on a date to be determined by the Trust's officers but no later than December 31, 2001.

Dated:	October     19     ,
2001
By:	/s/ Amy R. Doberman

	Amy R. Doberman
	Vice President and Secretary

Subscribed and sworn before me this   19th      day of October, 2001:
/s/ Cristina Paradiso
Cristina Paradiso
Notary Public State of New York
Qual. N.Y. Cty
No. 01PA6017191
Comm. Exp. 12/07/2002



Schedule A to Declaration of Trust of
Brinson Managed Investments Trust
(As Amended and Restated Effective November 5, 2001)
Series of the Trust
Brinson Equity Focus Fund
PaineWebber High Income Fund
Brinson Strategy Fund

Classes of Shares of Each Series
An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class B shares, Class C shares and Class Y shares of each of the above Series. The Class B shares for each of Brinson Equity Focus Fund and Brinson Strategy
Fund consist of an unlimited number of Sub-Class B-1 shares,
Sub-Class B-2 shares, Sub-Class B-3 shares and Sub-Class B-4 shares.
Each of the Class A shares, Class B shares, Class C shares and
Class Y shares of a Series represents interests in the assets of only that Series and has the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Declaration of Trust and as set forth below with respect to the Class B shares of each Series1.
Each Class B share of PaineWebber High Income Fund and the
Sub-Class B-1 shares of Brinson Equity Focus Fund and Brinson
Strategy Fund, other than a share purchased through the
reinvestment of a dividend or a distribution with respect to the
Class B share or Sub-Class B-1 share, shall be converted
automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day (as defined in the Series'
prospectus and/or statement of additional information) of the month in which the sixth anniversary of the issuance of such Class B shares or Sub-Class B-1 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean
(i) the date on which the issuance of such Class B shares or
Sub-Class B-1 shares occurred or (ii) for Class B shares or Sub-Class
B-1 shares obtained through an exchange, the date on which the issuance of the Class B shares or Sub-Class B-1 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Class B shares or Sub-Class B-1 shares (the "Class B Conversion Date" or
"Class B-1 Conversion Date")).
2. 	Each Sub-Class B-2 share of Brinson Equity Focus Fund and
Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-2 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class
A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business
Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the fourth
anniversary of the issuance of such Sub-Class B-2 shares occurs
(which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-2 shares occurred or (ii) for Sub-Class B-2 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-2 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-2 shares (the "Class B-2 Conversion Date")).
3. 	Each Sub-Class B-3 share of Brinson Equity Focus Fund and
Brinson Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-3 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class
A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business
Day (as defined in the Series' prospectus and/or statement of additional information) of the month in which the third anniversary of the issuance of such Sub-Class B-3 shares occurs (which,
for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-3 shares occurred or (ii) for Sub-Class B-3 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-3 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class B-3 shares (the "Class B-3 Conversion Date"))
4. 	Each Sub-Class B-4 share of Brinson Equity Focus Fund and Brinson
Strategy Fund, other than a share purchased through the reinvestment of a dividend or a distribution with respect to the Sub-Class B-4 share, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series, based on the relative net asset value of each such class at the time of the calculation of the net asset value of such class of shares on the date that is the first Business Day
(as defined in the Series' prospectus and/or statement of additional information) of the month in which the second anniversary of the issuance of such Sub-Class B-4 shares occurs (which, for the purpose of calculating the holding period required for conversion, shall mean (i) the date on which the issuance of such Sub-Class B-4 shares occurred or (ii) for Sub-Class B-4 shares obtained through an exchange, the date on which the issuance of the Sub-Class B-4 shares of an eligible Brinson fund occurred, if such shares were exchanged directly, or through a series of exchanges for the Series' Sub-Class
B-4 shares (the "Class B-4 Conversion Date"))
5. 	Each Class B share of PaineWebber High Income Fund and each
Sub-Class B-1, Sub-Class B-2, Sub-Class B-3 or Sub-Class B-4
share of Brinson Equity Focus Fund or Brinson Strategy Fund
(hereinafter referred to collectively as "Class B shares")
purchased through the reinvestment of a dividend or a
distribution with respect to the respective Class B shares and the dividends and distributions on such shares shall be segregated in a separate sub-account on the stock records of the Series for each of the holders of record thereof.  On any Class B Conversion Date,
Class B-1 Conversion Date, Class B-2 Conversion Date, Class B-3 Conversion Date or Class B-4 Conversion Date (hereinafter referred to as a "Conversion Date"), a number of the shares held in the
sub-account of the holder of record of the share or shares being converted, calculated in accordance with the next following sentence, shall be converted automatically, and without any action or choice on the part of the holder thereof, into Class A shares of the same Series. The number of shares in the holder's sub-account so converted shall bear the same relation to the total number of shares maintained in the sub-account on the Conversion Date as the number of shares of the holder converted on the Conversion Date bears to the total number of respective Class B shares of the holder on the Conversion Date not purchased through the automatic reinvestment of dividends or distributions with respect to the Class B shares.
6. 	The number of Class A shares into which a Class B share is
converted shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class B shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A shares for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.
7. 	On the Conversion Date, the Class B shares converted into Class
A shares will cease to accrue dividends and will no longer be outstanding and the rights of the holders thereof will cease (except the right to receive declared but unpaid dividends to the Conversion
Date).
For purposes of the foregoing, the term "eligible Brinson fund" includes any and all mutual funds for which Brinson Advisors, Inc.
serves as investment adviser, investment manager or principal underwriter that offer shares that (i) have a contingent deferred sales charge imposed upon certain redemptions of such shares and
(ii) are exchangeable with the Class B shares of the Series.



For period ending  September 30, 2001

File number 811-09745  	Exhibit 77Q1

CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
PAINEWEBBER MANAGED INVESTMENTS TRUST

The undersigned, being Vice President and Secretary of PaineWebber Managed Investments Trust ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Restated By-Laws of the Trust dated November 19, 1997 in the manner provided in such Restated By-Laws of the Trust, at meetings held on May 9, 2001 and September 20, 2001:
RESOLVED, that the Restated By-Laws dated November 19, 1997 be, and they hereby are, amended to change the name of the Trust from "PaineWebber Managed Investments Trust" to "Brinson Managed Investments Trust" in the following manner:

The Article I, Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

	"Section 1.01. Declaration of Trust: These Restated By-Laws shall be subject to the Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Brinson Managed Investments Trust,the Massachusetts business trust established by the Declaration of Trust (the "Trust")."

	 and be it further

RESOLVED, that the Restated By-Laws dated November 19, 1997 be, and they hereby are, amended by adding a new Article III, Section
3.06 to read as follows:

 "Retirement:  Each Trustee who has attained the age of seventy-two
(72) years shall retire from service as a Trustee on the later of
(a) the last day of the month in which he or she attains such age or (b) June 30, 2003. Notwithstanding anything in this Section, a Trustee may retire at any time as provided for in the governing instrument of the Trust."

Dated: October 26, 2001
			By: /s/ Amy R. Doberman____     ____
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York (ss)

On this 26th day of October, 2001, before me personally appeared
 Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


					/s/ Evelyn De Simone
								Notary Public





1

9


DC-471119 v1
Strategy Fund